Exhibit 3(b)
________________________

BYLAWS

OF

OLIN CORPORATION

As Amended
Effective
April 24, 2008

________________________

BYLAWS
of
OLIN CORPORATION

ARTICLE I.
MEETINGS OF SHAREHOLDERS.

SECTION 1.  Place of Meetings.  All meetings of the shareholders of Olin Corporation (hereinafter called the "Corporation") shall be held at such place, either within or without the Commonwealth of Virginia, as may from time to time be fixed by the Board of Directors of the Corporation (hereinafter called the "Board").

SECTION 2.  Annual Meetings.  The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the last Thursday in April in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other day and/or in such other month as may be fixed by the Board, at such hour as may be specified in the notice thereof.

SECTION 3.  Special Meetings.  A special meeting of the shareholders for any purpose or purposes, unless otherwise provided by law or in the Articles of Incorporation of the Corporation as from time to time amended (hereinafter called the "Articles"), may be held at any time upon the call of the Board, the Chairman of the Board, the President or the holders of a majority of the shares of the issued and outstanding stock of the Corporation entitled to vote at the meeting.

SECTION 4.  Notice of Meetings.  Except as otherwise provided by law or the Articles, not less than ten nor more than sixty days’ notice in writing of the place, day, hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each shareholder of record of the Corporation entitled to vote at such meeting, in any manner permitted by Section 13.1-610 of the Virginia Stock Corporation Act (the “VSCA”, including electronic transmission as defined in the VSCA). Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, or who shall waive notice thereof in writing signed by the shareholder before, at or after such meeting.  Notice of any adjourned meeting need not be given, except when expressly required by law.

SECTION 5.  Quorum.  Shares representing a majority of the votes entitled to be cast on a matter by all classes or series which are entitled to vote thereon, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by the VSCA or the Articles.  In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairman of such meeting or shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained.  At any such adjourned meeting at which a quorum has been obtained, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6.  Voting.  Unless otherwise provided by the VSCA or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy. Unless demanded by a shareholder present in person or represented by proxy at any meeting of the shareholders and entitled to vote thereon or so directed by the chairman of the meeting, the vote on any matter need not be by ballot.

A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for such shareholder as proxy.  Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

The President, any Vice President or the Secretary of the Corporation may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing an internet transmission, telephone transmission or other means of electronic transmission (as defined in the VSCA) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the judges or inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact.  If it is determined that such transmissions are valid, the judges or inspectors of election shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 7.  Inspectors.  One or more inspectors of election for any meeting of shareholders may be appointed by the chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast and performing such other functions of that position as are provided in, and in accordance with the procedures set forth in, the VSCA.

SECTION 8.  Conduct of Meeting.  The chairman of the meeting at each meeting of shareholders shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.

SECTION 9.  Business Proposed by a Shareholder.  To be properly brought before a meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) in the case of an annual meeting of shareholders or a special meeting called at the request of shareholders in accordance with these Bylaws, properly brought before the meeting by a shareholder.  In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder's notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation in the case of an annual meeting, not later than 90 days before the anniversary of the immediately preceding annual meeting and in the case of a special meeting called at the request of shareholders, in accordance with the procedures set forth in Section 10 of Article I of these Bylaws.  A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business, and the reasons for conducting such business at the meeting, (ii) the name and address of record of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder and any other person on whose behalf the proposal is made, and (iv) any material interest of the shareholder and any other person on whose behalf the proposal is made, in such business.  In the event that a shareholder attempts to bring business before a meeting without complying with the foregoing procedure, the chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if he shall so declare, such business shall not be transacted.

SECTION 10.  Special Meeting at Request of Shareholders.
(a)         Any one or more holders of record of a majority of the outstanding shares of Common Stock requesting the Corporation to call a special meeting of shareholders pursuant to Section 2 of Article Eighth of the Articles (collectively, the “Initiating Shareholder”) shall give written notice of such request to the Secretary of the Corporation at its principal executive offices (the “Notice”).  The Notice shall be sent in the manner and contain all the information that would be required in a notice to the Secretary given pursuant to Section 9 of this Article I.

(b)         If the Initiating Shareholder owns of record a majority of the outstanding Common Stock and complies with the other requirements of Sections 9 and 10(a) of this Article I, as determined by the Secretary of the Corporation, the Corporation shall be required to call the special meeting of shareholders requested by the Initiating Shareholder.

(c)         The record date for determining the shareholders of record entitled to vote at a special meeting called pursuant to this Section 10 shall be fixed by the Board of Directors which record date will be within 60 days of the date the Secretary of the Corporation determines the Corporation is required to call such special meeting.  Notice of the meeting shall be given by the Corporation in any manner permitted by Section 13.1-610 of the VSCA, including electronic transmission (as defined in the VSCA) to shareholders of record on such record date within 10 days after the record date (or such longer period as may be necessary for the Corporation to file its proxy materials with, and receive and respond to the comments of, the Securities and Exchange Commission), and the meeting will be held within 50 days after the date of mailing of the notice, as determined by the Board of Directors.

(d)         The business to be conducted at a special meeting called pursuant to this Section 10 shall be limited to the business set forth in the Notice and such other business or proposals as the Board of Directors shall determine and shall be set forth in the notice of meeting.  The Board of Directors or the Chairman of the Board may determine other rules and procedures for the conduct of the meeting.

ARTICLE II.
BOARD OF DIRECTORS.

SECTION 1.  Number, Classification, Term, Election.  The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted.  The Board shall consist of eight directors, but the number of directors may be increased to any number, not more than eighteen directors, or decreased to any number, not less than three directors, by amendment of these Bylaws.  No director need be a shareholder.  The Board shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible, with the members of each class to serve for the respective terms of office provided in the Articles, and until their respective successors shall have been duly elected or until death or resignation or until removal in the manner hereinafter provided.  In case the number of directors shall be increased, the additional directors to fill the vacancies caused by such increase shall be elected in accordance with the provisions of Section 4 of Article VI of these Bylaws.  Any increase or decrease in the number of directors shall be so apportioned among the classes by the Board as to make all classes as nearly equal in number as possible.

Subject to the rights of holders of any Preferred Stock outstanding, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally.  However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if it is an annual meeting and written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary not later than  90 days before the anniversary of the immediately preceding annual meeting.  Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting (stating the class and number thereof) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the Corporation if so elected.  The chairman of the meeting may refuse to acknowledge the nomination by a shareholder of any person that is not made in compliance with the foregoing procedure.

SECTION 2.  Compensation.  Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by him in connection with the performance of his duties.  Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving appropriate compensation therefor.  If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

SECTION 3.  Place of Meetings.  The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 4.  Organization Meeting.  After each annual election of directors, as soon as conveniently may be, the newly constituted Board shall meet for the purposes of organization. At such organization meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting.  Notice of organization meetings of the Board need not be given.  Any organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

SECTION 5.  Regular Meetings.  Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect; and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

SECTION 6.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman of the Board or the Chief Executive Officer, or at the request of any three directors, by the Secretary. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the second day before the day on which such meeting is to be held, or may be given to him by electronic transmission (as defined in the VSCA), which shall be deemed given as set forth in Section 13.1-686.c of the VSCA.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles or by the VSCA.

SECTION 7.  Quorum.  At each meeting of the Board the presence of a majority of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum.  The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise required by the Articles or these Bylaws.  Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting or by the Chairman of the Board.

SECTION 8.  Waivers of Notice of Meetings.  Anything in these Bylaws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat.  Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

SECTION 9.  Telephone Meetings.  Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

SECTION 10.  Actions Without Meetings.  Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote.

SECTION 11.  Chairman of the Board.  A Chairman of the Board shall be elected by the Board and shall preside at all meetings of the Board and of the shareholders and, in the absence of the Chairman of the Executive Committee, at all meetings of the Executive Committee.  He shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or, if he shall not be the Chief Executive Officer, by the Chief Executive Officer.

ARTICLE III.1
INDEMNIFICATION AND LIMIT ON LIABILITY.

(a) Every person who is or was a director, officer or employee of the Corporation, or who, at the request of the Corporation, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action or proceeding (whether brought in the right of the Corporation or any such other corporation, entity, plan or otherwise), civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation, or such other corporation, entity or plan while serving at the request of the Corporation, whether or not he continues to be such at the time such liability or expense shall have been incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

As used in this Article III: (i) the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee; (ii) the terms "director," "officer" and "employee," unless the context otherwise requires, include the estate or personal representative of any such person; (iii) a person is considered to be serving an employee benefit plan as a director, officer or employee of the plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or, in connection with the plan, to participants in or beneficiaries of the plan; (iv) the term "occurrence" means any act or failure to act, actual or alleged, giving rise to a claim, action or proceeding; and (v) service as a trustee or as a member of a management or similar committee of a partnership or joint venture shall be considered service as a director, officer or employee of the trust, partnership or joint venture.

The termination of any claim, action or proceeding, civil or criminal, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph (a).  The burden of proof shall be on the Corporation to establish, by a preponderance of the evidence, that the relevant standards of conduct set forth in this paragraph (a) have not been met.

(b) Any indemnification under paragraph (a) of this Article shall be made unless (i) the Board, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim, action or proceeding involved and who are not at the time parties to such claim, action or proceeding (provided there are at least five such directors), finds that the director, officer or employee has not met the relevant standards of conduct set forth in such paragraph (a), or (ii) if there are not at least five such directors, the Corporation's principal Virginia legal counsel, as last designated by the Board as such prior to the time of the occurrence giving rise to the claim, action or proceeding involved, or in the event for any reason such Virginia counsel is unwilling to so serve, then Virginia legal counsel mutually acceptable to the Corporation and the person seeking indemnification, deliver to the Corporation their written advice that, in their opinion, such standards have not been met.

(c) Expenses incurred with respect to any claim, action or proceeding of the character described in paragraph (a) shall, except as otherwise set forth in this paragraph (c), be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article III.  No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment.  Notwithstanding the foregoing, the Corporation may refrain from, or suspend, payment of expenses in advance if at any time before delivery of the final finding described in paragraph (b), the Board or Virginia legal counsel, as the case may be, acting in accordance with the procedures set forth in paragraph (b), find by a preponderance of the evidence then available that the officer, director or employee has not met the relevant standards of conduct set forth in paragraph (a).

(d) No amendment or repeal of this Article III shall adversely affect or deny to any director, officer or employee the rights of indemnification provided in this Article III with respect to any liability or expense arising out of a claim, action or proceeding based in whole or substantial part on an occurrence the inception of which takes place before or while this Article III, as adopted by the shareholders of the Corporation at the 1986 Annual Meeting of the Corporation, is in effect. The provisions of this paragraph (d) shall apply to any such claim, action or proceeding whenever commenced, including any such claim, action or proceeding commenced after any amendment or repeal to this Article III.

(e) The rights of indemnification provided in this Article III shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contraction or as a matter of law.

(f) In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article lll, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

(g) An amendment to this Article III shall be approved only by a majority of the votes entitled to be cast by each voting group entitled to vote thereon.

ARTICLE IV.
COMMITTEES.

SECTION 1.  Executive Committee.  The Board may, by resolution or resolutions adopted by a majority of the number of directors fixed by these Bylaws, appoint two or more directors to constitute an Executive Committee, each member of which shall serve as such during the pleasure of the Board, and may designate for such Committee a Chairman, who shall continue as such during the pleasure of the Board.

All completed action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board; provided, that no acts or rights of third parties shall be affected by any such revision or alteration.

The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board. At all meetings of the Executive Committee, a majority of the full number of members of such Committee shall constitute a quorum, and in every case the affirmative vote of a majority of members present at any meeting of the Executive Committee at which a quorum is present shall be necessary for the adoption of any resolution.

During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all the power and authority of the Board (including, without limitation, all the power and authority of the Board in the management, control and direction of the financial affairs of the Corporation) except with respect to those matters reserved to the Board by the VSCA, in such manner as the Executive Committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the Board.

SECTION 2.  Other Committees.  To the extent permitted by the VSCA, the Board may from time to time by resolution adopted by a majority of the number of directors fixed by these Bylaws create such other committees of directors as the Board shall deem advisable and with such limited authority, functions and duties as the Board shall by resolution prescribe.  The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

ARTICLE V.
OFFICERS.

SECTION 1.  Number, Term, Election.  The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Controller and a Secretary.  The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation.  Such officers and assistant officers shall serve until their successors shall be chosen, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

SECTION 2.  Chief Executive Officer.  The Chief Executive Officer shall, subject to the control of the Board and any Executive Committee, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation.  In addition to acting as Chief Executive Officer of the Corporation, he shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board and shall see that all orders and resolutions of the Board and any Executive Committee are carried into effect.  In the event of the inability of the Chief Executive Officer to act, the Board will designate an officer of the Corporation to perform the duties of that office.

SECTION 3.  President.  The President shall have such powers and perform such duties as may from time to time be prescribed by the Board or, if he shall not be the Chief Executive Officer, by the Chief Executive Officer.

SECTION 4.  Vice Presidents.  Each Vice President shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.

SECTION 5.  Treasurer.  The Treasurer shall have the general care and custody of the funds and securities of the Corporation. He shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.  If the Board shall so determine, he shall give a bond for the faithful performance of his duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation.  To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

SECTION 6.  Controller.  The Controller shall be the principal accounting officer of the Corporation.  He shall keep full and accurate accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and cause regular audits of the books and records of the Corporation to be made.  He shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.  If the Board shall so determine, he shall give a bond for the faithful performance of his duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation.  To such extent as the Board shall deem proper, the duties of the Controller may be performed by one or more assistants, to be appointed by the Board.

SECTION 7.  Secretary.  The Secretary shall keep the minutes of meetings of shareholders, of the Board, and, when requested, of Committees of the Board; and he shall attend to the giving and serving of notices of all meetings thereof.  He shall keep or cause to be kept such stock and other books, showing the names of the shareholders of the Corporation, and all other particulars regarding them, as may be required by law. He shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.  To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

ARTICLE VI.
REMOVALS, RESIGNATIONS AND VACANCIES.

SECTION 1.  Removal of Directors.  Any director may be removed at any time but only with cause, by the affirmative vote of the holders of record of a majority of the shares of the Corporation entitled to vote on the election of directors, taken at a special meeting of the shareholders, the purpose, or one of the purposes, of which (as stated in the meeting notice) is removal of the director.

SECTION 2.  Removal of Officers.  Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed.  Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

SECTION 3.  Resignation.  Any director, officer or assistant officer of the Corporation may resign as such at any time by giving his written resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time or upon the occurrence of a future event specified therein or, if no time or such event is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.  Vacancies.  Any vacancy in the Board caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled (a) by the holders of shares of the Corporation entitled to vote on the election of directors, but only at an annual meeting of shareholders, or (b) by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board at any regular or special meeting thereof.  Each director so elected by the Board shall hold office until the next annual election of directors, and each director so elected by the shareholders shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which he has been elected expires, and, in each case, until his successor shall be elected, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinabove provided.  Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

ARTICLE VII.
CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

SECTION 1.  Execution of Contracts.  Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation.  Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board.  Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board.  When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, etc.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

SECTION 5.  Voting of Securities.  Unless otherwise provided by the Board, the Chief Executive Officer may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

ARTICLE VIII.
CAPITAL STOCK.

SECTION 1.  Certificates.  Shares of the stock of the Corporation may be certificated or uncertificated, as provided under the VSCA.  Each shareholder, upon written request to the transfer agent of the Corporation, shall be entitled to a certificate for the stock of the Corporation in such form as may from time to time be approved by the Board, signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or any other officer authorized by these Bylaws or a resolution of the Board.  Any such certificate may, but need not, bear the seal of the Corporation or a facsimile thereof.  If any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any of the officers above specified upon such certificate may be facsimiles.  In case any such officer who shall have signed or whose facsimile signature shall have been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice setting forth: the name of the Corporation; that the Corporation is organized under the law of the Commonwealth of Virginia; the name of the shareholder; the number and class of shares (and the designation of the series, if any); and any restrictions on the transfer or registration of transfer of such shares of stock imposed by the Articles, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation.  Such notice shall either (i) contain a summary of the designations, rights, preferences, and limitations applicable to each class or series within a class that the Corporation is authorized to issue and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) or (ii) a statement that the Corporation will furnish the shareholder this information on request in writing and without charge.

SECTION 2.  Transfers.  Uncertificated shares of stock of the Corporation shall be transferable upon proper instructions from the holder of such shares, and certificated  shares of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent.  Except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of certificated stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.  Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.  The Board may also make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

SECTION 3.  Status as Shareholders.  Except as may otherwise be required by the VSCA, by the Articles or by these Bylaws, the Corporation shall be entitled to treat (i) each record holder of certificated shares, as shown on its books, and (ii) each registered owner of uncertificated shares, as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until (i) any certificated shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws, or (ii) proper notice of such event as to any uncertificated shares has been given to the Corporation by the registered owner thereof.  It shall be the duty of (i) each record holder of certificated shares and (ii) each registered owner of uncertificated shares, in either case, to notify the Corporation of his post office address and any changes thereto.

SECTION 4.  Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 5.  Lost, Destroyed or Mutilated Certificates.  In case of loss, destruction or mutilation of any certificate of stock upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; (or without requiring any bond when, in the judgment of the Board, it is proper so to do), the Corporation may issue a new certificate or may issue uncertificated shares in place of the certificate previously issued by the Corporation.

SECTION 6.  Control Share Acquisitions.  Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia shall not apply to acquisitions of shares of the Corporation.

ARTICLE IX.
INSPECTION OF RECORDS.

The Board from time to time shall determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open for the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or by these Bylaws or authorized by the Board.

ARTICLE X.
AUDITOR.

The Board shall annually appoint an independent accountant who shall carefully examine the books of the Corporation.  One such examination shall be made immediately after the close of the fiscal year and be ready for presentation at the annual meeting of shareholders of the Corporation, and such other examinations shall be made as the Board may direct.

ARTICLE XI.
SEAL.

The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year "1892."

ARTICLE XII.
FISCAL YEAR.

The fiscal year of the Corporation shall end on the 31st day of December in each year.

ARTICLE XIII.
AMENDMENTS.

The Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by the Board (except to the extent limited by Section 1 of Article II and Article III(g)), or by the holders of the outstanding shares of the Corporation entitled to vote generally at any annual or special meeting of the shareholders when notice thereof shall have been given in the notice of the meeting of shareholders.

ARTICLE XIV.
HEADINGS; USAGE.

The headings of Sections in these Bylaws are provided for convenience only and shall not affect their construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Sections or Sections of these Bylaws.  All references to specific sections of the VSCA shall be deemed to refer to any successor provision of such statute or any successor statute, as appropriate.  All references in these Bylaws to gender or number shall be construed to mean such gender or number as is appropriate in the particular circumstances.

EMERGENCY BYLAWS.

SECTION 1.  Definitions.  As used in these Emergency Bylaws,

(a) the term "period of emergency" shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

(b) the term "incapacitated" shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

(c) the term "senior officer" shall mean the the President, any corporate Vice President, the Treasurer, the Controller and the Secretary, and any other person who may have been so designated by the Board before the emergency.

SECTION 2.  Applicability.  These Emergency Bylaws, as from time to time amended, shall be operative only during any period of emergency.  To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency.

No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.

SECTION 3.  Board of Directors.  (a) A meeting of the Board may be called by any director or senior officer of the Corporation.  Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

(b) At any meeting of the Board, three directors in attendance shall constitute a quorum.  Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board.  If less than three directors should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

(c) In addition to the Board's powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs.  In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

(d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

SECTION 4.  Appointment of Officers.  In addition to the Board's powers under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.

SECTION 5.  Amendments.  These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the second paragraph of Section 2 with regard to action or inaction prior to the time of such repeal or change.  Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

1 Compiler's Note:  This Article III was adopted by the shareholders at the Annual Meeting of Shareholders, April 28, 1994.